As filed with the Securities and Exchange Commission on June 27, 1997

                                                 Registration No. 33-94914
============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


       Delaware                                            11-2230715
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                    Identification Number)


                             200 Wireless Boulevard
                            Hauppauge, New York 11788
                    (Address of principal executive offices)

                 HIRSCH INTERNATIONAL CORP. - STOCK OPTION PLAN
                            (Full title of the plan)

                                  HENRY ARNBERG
                                    PRESIDENT
                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                            Hauppauge, New York 11788
                                 (516) 436-7100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             RAYMOND S. EVANS, ESQ.
                              Ruskin, Moscou, Evans
                               & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                                 (516) 663-6500
                           (516) 663-6641 (facsimile)

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================

                               Number of shares       Proposed maximum         Proposed maximum
Title of each class of              to be             Offering price          aggregate offering            Amount of
securities to be registered      registered            per share (1)              price (1)              registration fee (1)
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$.01 par value (2)                   853,125             $22.25                  $19,220,906.25             $5,824.51

=============================================================================================================================

     (1) Estimated solely for the purposes of calculating the registration fee and based on the 853,125 shares issuable upon exercise of options reserved for grant, on the closing sales prices for the Company's Common Stock as quoted on the Nasdaq National Market on June 24, 1997.

     (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the plan being registered.
===============================================================================

                                     PART I

                                EXPLANATORY NOTE


     The contents of the Registrant's earlier Registration Statement on Form S-8, Registration No. 33-94914, are incorporated by reference. This Registration Statement relates to two amendments of the Hirsch International Corp. Stock Option Plan (the "Plan"), as follows:

     (1) The Plan was first amended to increase the number of shares of Common Stock authorized to be issued under the Plan, from 196,875 to 750,000 (adjusted to reflect the Company's 5-for-4 stock split paid in the form of a 25% stock dividend effective July 22, 1996.)The amendment was approved by the Company's Board of Directors on June 21, 1996 and ratified by the Company's stockholders on June 21, 1996; and

     (2) The Plan was subsequently amended to increase the number of shares authorized to be issued from 750,000 to 1,050,000, as approved by the Company's Board of Directors on June 20, 1997 and ratified by the Company's stockholders on June 20, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended January 31, 1997;

     (b) The Company's Quarterly Reports on Forms 10-Q and 10-Q/A for the quarter ended April 30, 1997;

     (c) The description of the Company's Common Stock contained in its Registration Statements on Form S-3 (Registration Nos. 333-26539 and 333-28603) filed with the Commission on June 6, 1997;

     (d) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;

     (e) The Company's Proxy Statement dated May 20, 1997; and

     (f) The Company's Registration Statements on Form S-3, Registration Nos. 333-26539 and 333-28603, as filed with the Commission on June 6, 1997.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock offered hereby will be passed upon for the Registrant by the law firm of Ruskin, Moscou, Evans & Faltischek, P.C. Certain partners of such firm own an aggregate of approximately 5,000 shares of the Registrant's Common Stock.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Ninth of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     Article Tenth of the Company's Certificate of Incorporation provides that all persons who the registrant is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The  Company  currently   maintains   directors'  and  officers'  liability
insurance coverage for all directors and officers and has entered into indemnification agreements with its directors and officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

     ITEM 8. EXHIBITS

     4.1 Hirsch International Corp. Stock Option Plan, as hereby amended.

     5.1 Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Ruskin,  Moscou,  Evans &  Faltischek,  P.C.  (contained in
          Exhibit 5.1 hereof).

     ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against public policy against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the 27th day of June, 1997.

                           HIRSCH INTERNATIONAL CORP.

                              By: \s\ Henry Arnberg
                            Henry Arnberg, President

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to its Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on the 27th day of June, 1997.


                Signature                                           Title                               Date


\s\ Henry Arnberg                            Chairman of the Board of Directors,                     June 27, 1997
------------------------
Henry Arnberg                                President and Chief Executive Officer
                                             (Principal Executive Officer)


                 *                           Executive Vice President, Chief Operating
Paul Levine                                  Officer and Secretary (Principal Operating
                                             Officer)


                  *                          Vice President-Finance and Chief Financial
Kenneth Shifrin                              Officer (Principal Accounting and
                                             Financial Officer)


                  *                          Vice President and Director
Tas Tsonis


                  *                          Vice President and Director
Ronald Krasnitz


                  *                          Director
Herbert M. Gardner

                                             Director
                  *
Marvin Broitman
                  *                          Director
Douglas Schenendorf


\s\ Henry Arnberg
Henry Arnberg as Attorney-in-Fact




                                Index to Exhibits





 Exhibit Number                            Description



    4.1   Hirsch International Corp. Stock Option Plan, as hereby amended

    5.1   Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

   23.1   Consent of Deloitte & Touche LLP

   23.2   Consent of Ruskin,  Moscou,  Evans &  Faltischek,  P.C.  (contained in
          Exhibit 5.1 hereof)